UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 11, 2016, Vapor Inc. (the “Company”), entered into a Business Sale Offer and Acceptance Agreement (the “Purchase Agreement”) with Ada’s Whole Food Market LLC (“Seller”).  Under the Purchase Agreement, the Company will, following satisfaction or waiver of applicable conditions to closing, purchase certain assets and assume certain liabilities related to Ada’s Natural Market grocery store in Fort Myers, Florida. The Company intends to continue to operate the grocery store under its existing name. The cash purchase price under the Purchase Agreement is approximately $3.0 million, with an adjustment for the value of inventory at closing.  In addition, the Company will assume certain lease obligations and will enter into an employment agreement with the store manager.

The Purchase Agreement contains customary representations, warranties, and covenants of Seller and the Company, including covenants by Seller to continue to operate the stores in the ordinary course of business until the closing.  The Purchase Agreement also includes restrictive covenants and termination rights for the benefit of the Company.

The parties’ obligations to consummate the transactions contemplated by the Purchase Agreement are subject to the satisfaction or waiver of certain conditions, including obtaining required consents, the absence of any injunction or governmental investigation that prohibits or seeks to prohibit the consummation of the transactions or that would require the Company to take certain actions, and the absence of a material adverse effect on the business to be acquired.  The transaction is expected to close on or about June 1, 2016. The transaction is not subject to approval by the Company’s stockholders and is not subject to a financing condition. On May 17, 2016, the Company waived the right to terminate the Purchase Agreement at its sole discretion based upon its due diligence findings.

There is no material relationship between the Company, on the one hand, and Seller, on the other hand, other than in respect of the Purchase Agreement.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement.

Item 8.01	Other Events.

On May 23, 2016, the Company issued a press release in connection with its entry into the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Business Sale Offer and Acceptance Agreement, dated April 11, 2016, by and among the Company and Ada’s Whole Food Market LLC (the exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of all omitted exhibits and schedules.)
99.1	Press release of the Company issued on May 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: May 23, 2016	By:	/s/ Jeffrey Holman
Jeffrey Holman

Chief Executive Officer

Exhibit Index

Exhibit Number	Description
2.1	Business Sale Offer and Acceptance Agreement, dated April 11, 2016, by and among the Company and Ada’s Whole Food Market LLC (the exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of all omitted exhibits and schedules.)
99.1	Press release of the Company issued on May 23, 2016.